Exhibit 99.1

For Immediate Release Friday, May 27, 2005	Contact: Bob Lougee (703) 721-3080

USA Mobility Announces Management Reorganization

Alexandria, VA (May 27, 2005) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced several management changes as it continues to integrate the operations of Arch Wireless, Inc. and Metrocall Holdings, Inc. which merged on November 16, 2004.

Stan Sech, chief operating officer, will be leaving the company effective June 30, 2005. In his role as COO, Sech has been primarily responsible for USA Mobility’s sales and marketing efforts. Steve Pennington, currently senior vice president of sales and marketing, will continue to lead the company’s marketing and national account sales. He will also assume leadership of the field sales organizations and will report directly to Vincent D. Kelly, president and chief executive officer of USA Mobility.

Peter C. Barnett will assume the title chief operating officer effective July 1, and will continue leading the company’s engineering, network operations, customer service, and information technology organizations. Barnett is USA Mobility’s chief technology officer. Prior to the merger of Metrocall and Arch, he had served as chief information officer and senior vice president of operations of Arch Wireless.

Also, George Z. Moratis, the company’s senior vice president of finance and treasurer will leave the company effective June 30, 2005 to pursue other opportunities. Thomas L. Schilling, chief financial officer, will assume the additional responsibility of the treasurer’s role and will continue providing leadership of the company’s accounting, finance, financial planning and audit functions.

Additionally, USA Mobility’s three operating divisions of five regions each will be consolidated into two operating divisions of six regions each. “We continue to adjust our management structure consistent with our integration objectives of creating a low cost operating company,” said Kelly. “When we merged Metrocall and Arch late last year, we formed a management team that was comprised of the ‘best of the best’ from each company. Peter Barnett and I have worked closely with most of the senior managers who are leaving. Stan Sech, George Moratis, Jeff Owens, SVP of engineering, Rob Chiatello, SVP of supply chain management, Dave Andersen, West Division president, and the other senior managers who will be leaving us have all been key contributors to our success. They have been loyal, hardworking and of the highest integrity. It has been a personal privilege and great honor for me to work with them over the years, and they will be greatly missed. However, the competitive environment in which we operate, combined with the progress we have made in our integration efforts to date, both necessitate and allow for these difficult decisions.”

The company also announced the resignation of William E. Redmond as a director effective June 6. Redmond recently accepted the position of president and CEO of another public company in an unrelated industry, and, as a result of his new responsibilities, said he was cutting back on his Board service. “I am proud to have served on the Boards of Arch Wireless and USA Mobility, especially in connection with the successful consolidation of Arch and Metrocall last year,” stated Redmond. “USA Mobility is in very good hands under the leadership of Vince Kelly, his management team and the current Board, and has a clear vision for the future. I fully believe the consolidation of the two leading paging companies into USA Mobility will be an unqualified success.”

Kelly noted: “Bill Redmond was an integral part of our merger discussions and helped lay the groundwork for a successful transaction. He has been of great assistance to me and my team during these past several months and will be sorely missed.” Royce Yudkoff, chairman of the Board of USA Mobility, echoed Kelly’s comments, saying, “Bill provided leadership and wise counsel to our Board and we wish him well in his new endeavors.”

About USA Mobility

USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population and with roaming partners in Canada and Mexico. In addition, the company offers mobile voice and data services through Nextel and Cingular/AT&T Wireless, including BlackBerry and GPS location applications. The company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over two-thirds of the Fortune 1000 companies. For further information visit www.usamobility.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s merger integration and expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, the timely and efficient integration of the operations and facilities of Metrocall and Arch as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

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